Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 27, 2009 relating to the financial statements and financial statement schedule of A.P. Pharma, Inc., which appear in its Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

/s/ ODENBERG, ULLAKKO, MURANISHI & CO. LLP

San Francisco, California

November 5, 2009